                                                                     EXHIBIT 11

             ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                      COMPUTATION OF EARNINGS PER SHARE
              THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1995


                                                 THREE MONTHS ENDED
                                                      MARCH 31
                                                 1996            1995
                                             ----------------------------
Weighted average common
 shares outstanding:
  Class A common                              2,003,949        2,003,949
  Class B common                                500,000          500,000

Net effect of dilutive stock options -
 based on the treasury stock method
 using averaged market price:
  Class A common                                    -                -
                                             ----------------------------

Total shares:
 Class A common                               2,003,949        2,003,949
                                             ============================
 Class B common                                 500,000          500,000
                                             ============================



Net earnings (loss)                          $ (160,774)      $ (277,371)

Less dividends paid:
 Class A common                                 120,236          120,237
 Class B common                                     -                -
                                             ----------------------------

Undistributed earnings (loss)                $ (281,010)      $ (397,608)
                                             ============================

Allocation of undistributed
 earnings (loss):
  Class A common                             $ (224,897)      $ (318,212)
  Class B common                                (56,113)         (79,396)


Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                              $     0.06       $     0.06
 Allocation of undistributed
  earnings (loss)                                 (0.11)           (0.16)
                                             ----------------------------
 Earnings (loss) per Class A common share    $    (0.05)      $    (0.10)
                                             ============================

Class B common:
 Dividends paid                              $      -         $      -
 Allocation of undistributed
  earnings (loss)                                 (0.11)           (0.16)
                                             ----------------------------
 Earnings (loss) per Class B common share    $    (0.11)      $    (0.16)
                                             ============================

                                     -9-